Exhibit 10.13

INDEMNIFICATION AGREEMENT

Indemnity Agreement (this “Agreement”), dated as of the 20th day of March, 2015 made by ETRE Property A-1, L.P., a Delaware limited liability partnership (“Indemnitor”).

BACKGROUND

A.    Lincoln Street Property Owner, LLC (the “Owner”) is the owner of a fee estate in a 36-story office tower, located at One Lincoln Street, Boston Massachusetts also known as One State Street Financial Center, the fixtures, equipment and other personal property attached or appurtenant to the building, if any, and all other appurtenances and easements to the building, together with all other assets, rights and entitlements comprising the “Property” (as defined in the Loan Agreement referenced below);

B.    Margaret Kestenbaum and Joel Kestenbaum (each individually a “Guarantor” and collectively the “Guarantors”) are each the owner of an indirect interest in Lincoln Street Holdings, LLC (“Holdings”), which is an indirect owner of Owner;

C.    In order to induce Wachovia Bank, N.A. and UBS Real Estate Investments, Inc. (collectively the “Lenders”) to make a mortgage loan (the “Loan”) to Owner in the amount of $775,000,000.00 pursuant to that certain Loan and Security Agreement, dated as of December 27, 2006 between the Lenders and Owner, Guarantors executed and delivered that certain Guaranty dated as of December 27, 2006, providing for a guaranty by Guarantors of certain non-recourse carve-out obligations (as may be modified, amended and restated from time to time, the “Guaranty”), and

D.    In order to satisfy a closing condition to the obligation of Holdings to consummate the transaction, under that certain Contribution Agreement dated February __, 2015 by and among Holdings, Series A-1 of ETRE REIT, LLC (“A-1 Series”) and Lincoln Street Mezz, LLC (as amended, modified, or supplemented from time to time, the “Contribution Agreement”), the Indemnitor has agreed to deliver this Agreement, which sets out the Indemnitor’s obligation to indemnify the Guarantors with respect to obligations, or payments to satisfy obligations, under or pursuant to the Guaranty and any reasonable, documented, out-of-pocket loss, cost or expense (including, without limitation, reasonable attorneys’ fees and enforcement costs, whether such attorneys represent a Lender, either Guarantor or its affiliates) incurred in connection with the Guaranty (any and all such obligations being herein referred to as the “Obligations”).

TERMS OF AGREEMENT

The Parties intending to be legally bound hereby agree as follows:

1.    Defined Terms. Unless otherwise stated herein, all capitalized terms used in this Agreement shall have the meanings specified in the Contribution Agreement.

2.    Indemnity.
(a)    Except as provided in Section 2(b) below, the Indemnitor agrees to indemnify the Guarantor if the Guarantor becomes obligated to satisfy any of the Obligations arising from and after the Closing Date or if the Guarantor makes payments in satisfaction of such Obligations arising from and after the Closing Date.

(b)    Notwithstanding anything contained herein to the contrary, the Indemnity in Section 2(a) shall not cover any Obligation that first accrues (i) prior to the Closing Date or (ii) after the Closing Date and is a Guarantor Culpable Loss (as defined below). “Guarantor Culpable Loss” means any Obligation to the extent that such Obligation that arises as a direct consequence of (y) the fraud, gross negligence, intentional misconduct or misappropriation of funds by or of any of the individuals comprising the Guarantor, an Affiliate (excluding Indemnitor and any subsidiary thereof) of either or both of the individuals comprising Guarantor, or an officer or director of an Affiliate (excluding Indemnitor and any subsidiary thereof) of the individuals comprising the Guarantor (the individuals comprising the Guarantor and such Affiliates, officers and directors are each a “Guarantor Person”) or (z) the intentional breach of the terms of this Agreement or the OP Agreement by any Guarantor Person, unless the Series A-1 of ETRE REIT LLC expressly approved or authorized in writing the action or omission giving rise to the Obligation.

(c)    Any and all amounts due under this Agreement shall be payable immediately upon demand and in immediately available funds.

(d)    This is a continuing agreement covering all present and future Losses and shall include the Obligations revived after being satisfied. The parties shall use good faith efforts to cooperate in the defense of any claims under the Guaranty.

(e)    If either Guarantor receives notice of a claim (“Notice of Claim”) with respect to any Obligations, the Guarantor shall provide written notice to the Indemnitor within ten (10) business days of receipt of the Notice of Claim; provided, however, that the failure of a party to so notify the Indemnitor shall not limit or otherwise affect the right of such Guarantor to be indemnified pursuant hereto, except to the extent such delay shall materially prejudice any defense of such claim. The Indemnitor shall have fifteen (15) days after receipt of a Notice of Claim to undertake to conduct and control, with counsel reasonably acceptable to the applicable Guarantor, at the Indemnitor’s sole expense, the settlement or defense of such claim. If the Indemnitor does not notify the Guarantor within fifteen (15) days after receipt of a Notice of Claim that the Indemnitor elects to assume control of the noticed claim, then the Guarantor shall have the right to contest, settle or compromise the claim in the exercise of the Guarantor’s reasonable discretion, and the Indemnitor shall, upon demand from the Indemnitor, promptly pay to the Guarantor the reasonable amount of any Obligations.

3.    Remedies. In the event that Indemnitor fails to timely satisfy any obligation under this Agreement to pay Losses within five (5) business days of written demand therefor, each Guarantor shall have any and all rights and remedies available at law or in equity to enforce its rights hereunder.

4.    No Discharge. No obligation of Indemnitor hereunder shall be discharged, impaired or affected by (i) the power or authority or lack thereof of any Guarantor to enter into the Guaranty, (ii) the validity or invalidity of the Guaranty, (iii) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, any Guarantor to the Indemnitor, (iv) any offsets, counterclaims or defenses that any party hereunder may or might have to its undertakings, liabilities and obligations thereunder or hereunder, or (v) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Indemnitor, all of which are hereby waived by Indemnitor.

5.    Effective Date. This Agreement is effective as of the date first above written.

6.    Assignment. Indemnitor may not assign its rights and obligations hereunder without the prior written consent of the Guarantors, which consent may be withheld or denied for any reason or no reason.

7.    Further Assurances. Indemnitor agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and take any and all such further actions as may be required by law, or as may be reasonably required to carry out the intent and purpose of this Agreement.

8.    Successors and Assigns. This Agreement shall be binding upon the Indemnitor and its executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the Guarantors and their respective executors, administrators, legal representatives, heirs, successors and assigns.

9.    Venue. Indemnitor consents to the jurisdiction of any court in New York County, New York for any action arising out of matters relating to this Agreement. Indemnitor hereby waives the right to and covenants not to commence an action in connection with this Agreement in any court outside of New York County, New York.

10.    WAIVER OF JURY TRIAL. INDEMNITOR HEREBY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

11.    Notices. All notices, requests or other instruments or communications (any of the foregoing, a “Notice”) given pursuant to this Agreement shall be in writing, signed by the party giving the same, and shall be delivered by hand or sent by registered or certified United States mail, return receipt requested, postage prepaid, or by a recognized overnight delivery service, addressed to the parties at their respective addresses first set forth above. Any party may, by notice to the other, specify any other address for the receipt of such notices, instruments or communications. A Notice shall be deemed to have been received: (a) upon delivery, if delivered by hand, (b) on the next business day if sent by an overnight commercial courier and (c) three (3) days after the date such Notice is mailed.

12.    Amendment. This Agreement may be changed only by an agreement in writing signed by the Indemnitor and the Guarantors.

13.    Attorney’s Fees. In the event of any claim, controversy, suit or other proceeding arising from or relating to this Agreement, the non-prevailing party shall reimburse the prevailing party, on demand, for all costs and fees in connection therewith, including reasonable attorney’s fees.

14.    Time is of the Essence. Time is of the essence with respect to the performance of all obligations under this Agreement.

15.    No Third-Party Beneficiary Rights. This Agreement is made solely and specifically between and for the benefit of the Guarantors, and their respective successors and assigns, and no other person, individual, corporation or entity, whatsoever, shall have any rights, interests or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

16.    Counterparts. This Agreement may be executed in one or more counterparts and as so executed shall constitute a single instrument.

17.    Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. If any one or more of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, then such invalidity, illegality or unenforceability shall not affect any other provision hereof. Section headings throughout this Agreement are solely for the convenience of the parties and are intended to have no legal meaning in and of themselves. Where the context requires, the masculine, feminine and neuter genders may be substituted for one another, as may be the singular for the plural number, and vice versa.

18.    Exculpation. There shall be no recourse hereunder to any constituent entity or individual or any member, shareholder, principal, affiliate, partner, director, officer, employee, or agent of Indemnitor. Recourse hereunder shall be limited to the Indemnitor.

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The Indemnitor intending to be legally bound has executed this Agreement to be effective as of the date first above written.

INDEMNITOR

ETRE Property A-1 LP

By: Series A-1 OP GP LLC,
its general partner

By: ______________________
Name:
Title